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                                                                     Exhibit(11)

                                                               [LOGO] WILMERHALE

                                                               Leonard A. Pierce

                                                              +1 617 526 6440(t)
                                                              +1 617 526 5000(f)
                                                   leonard.pierce@wilmerhale.com

August 28, 2009

Barclays Global Investors Funds
400 Howard Street
San Francisco, California 94105

Ladies and Gentlemen:

Barclays Global Investors Funds (the "Trust") was established as a Delaware statutory trust under a Certificate of Trust dated November 27, 2001 (the "Certificate of Trust") and an Agreement and Declaration of Trust dated November 27, 2001, as amended and restated on November 17, 2006 and further amended on December 11, 2007 (the "Declaration of Trust"). The beneficial interests thereunder are represented by transferable shares of beneficial interest, no par value.

The Trustees have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions provided therein. Pursuant to Article II,
Section 2.01 of the Declaration of Trust, the number of shares of beneficial interest authorized to be issued under the Declaration of Trust is unlimited, and the Trustees are authorized to divide the shares into one or more series of shares and one or more classes thereof as they deem necessary or desirable. Pursuant to Article II, Section 2.02 of the Declaration of Trust, the Trustees are empowered in their discretion to issue shares of any series for such amount and type of consideration, including cash or securities, and on such terms as the Trustees may authorize, all without action or approval of the shareholders. As of the date of this opinion, the Trust consists of thirteen series of shares of beneficial interest, certain of which are divided into classes as set forth on Exhibit A.

We have examined the Certificate of Trust, the Declaration of Trust, and By-Laws, each as amended from time to time, of the Trust, resolutions of the Board of Trustees relating to the authorization and issuance of shares of beneficial issuance of the Fund and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, Trust records and other instruments. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified of photostatic copies.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights and remedies of creditors generally, (ii) statutory

       Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston,
                               Massachusetts 02109
   Beijing  Berlin  Boston  Brussels  Frankfrut  London  Los Angeles  New York
                     Oxford  Palo Alto  Waltham  Washington

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                                                               [LOGO] WILMERHALE

Barclays Global Investors Funds
August 28, 2009
Page 2

or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Further, we do not express any opinion as to
(a) the availability of the remedy of specific performance or any other equitable remedy upon breach of any provision of any agreement whether applied by a court of law or equity, (b) the successful assertion of any equitable defense, or (c) the right of any party to enforce the indemnification or contribution provisions of any agreement.

In rendering the opinion below, insofar as it relates to the good standing and valid existence of the Trust, we have relied solely on a certificate of the Secretary of State of the State of Delaware, dated as of a recent date, and such opinion is limited accordingly and is rendered as of the date of such certificate.

This opinion is limited to the Delaware Statutory Trust Act statute (which for this purpose includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the State of Delaware.

Subject to the foregoing, we are of the opinion that the Trust is a duly organized and validly existing statutory trust in good standing under the laws of the State of Delaware and that the shares of beneficial interest of the Trust, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Declaration of Trust, the Trust's Registration Statement on Form N-14, and the Agreement and Plan of Reorganization between the Trust on behalf of the LifePath 2010 Portfolio and the LifePath Retirement Portfolio will constitute legally and validly issued, fully paid and non-assessable shares of beneficial interest in the Trust, subject to compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities.

We are opining only as to the specific legal issues expressly set forth herein, and no opinion should be inferred as to any other matters. We are opining on the date hereof as to the law in effect on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

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                                                               [LOGO] WILMERHALE

Barclays Global Investors Funds
August 28, 2009
Page 3

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Trust's Registration Statement in accordance with the requirements of Form N-14 under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely yours,

Wilmer Cutler Pickering Hale and Dorr LLP


By: /s/ Leonard A. Pierce
    ------------------------------------
    Leonard A. Pierce, Partner

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                                    Exhibit A

Series                                     Class
--------------------------------   --------------------
Treasury Money Market Fund         Capital Shares
                                   Institutional Shares
                                   Premium Shares
                                   Select Shares
                                   SL Agency Shares
                                   Trust Shares

Government Money Market Fund       Capital Shares
                                   Institutional Shares
                                   Premium Shares
                                   Select Shares
                                   SL Agency Shares
                                   Trust Shares

Institutional Money Market Fund    AON Captive Shares
                                   Capital Shares
                                   Institutional Shares
                                   Premium Shares
                                   Select Shares
                                   SL Agency Shares
                                   Trust Shares

Prime Money Market Fund            Capital Shares
                                   Institutional Shares
                                   Premium Shares
                                   Select Shares
                                   SL Agency Shares
                                   Trust Shares

LifePath(R) Retirement Portfolio   Class I
                                   Class R
                                   Class S

LifePath 2010(R) Portfolio         Class I
                                   Class R
                                   Class S

LifePath 2020(R) Portfolio         Class I
                                   Class R
                                   Class S

LifePath 2030(R) Portfolio         Class I
                                   Class R
                                   Class S

                                       A-1

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Series                                     Class
--------------------------------   --------------------
LifePath 2040(R) Portfolio         Class I
                                   Class R
                                   Class S

LifePath(R) 2050 Portfolio         Class I
                                   Class R
                                   Class S

Bond Index Fund                    N/A

S&P 500 Stock Fund                 N/A

BGI CoreAlpha Bond Fund            Class S

                                       A-2